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                                                                    Exhibit 12.1

                               Pliant Corporation

                       Statement Regarding Computation of
                       Ratios of Earnings to Fixed Charges

                                  (in millions)

                                                                     Fiscal Year Ended December 31,
                                                         -----------------------------------------------------
                                                         1998         1999         2000        2001      2002
                                                         ----         ----         ----        ----      ----
Earnings:

    Income (loss) before taxes                           11.1         32.4        (53.8)        4.7      (44.9)
    Fixed charges (from below)                           39.4         46.2         70.8        78.6       78.8
                                                         ----         ----        -----        ----      -----

         Earnings                                        50.5         78.6         17.0        83.3       33.9
                                                         ====         ====        =====        ====      =====

Fixed Charges:
    Interest expense                                     37.5         44.0         68.5        76.0       75.3
    Estimated interest portion of operating leases
    (assumed 1/3)                                         1.9          2.2          2.3         2.6        3.5
                                                         ----         ----        -----        ----      -----

         Fixed charges                                   39.4         46.2         70.8        78.6       78.8
                                                         ====         ====        =====        ====      =====

    Ratio of earnings to fixed charges                    1.3x         1.7x         -          1.1x       -

    Deficiency of earnings to fixed charges               -            -          (53.8)       -         (44.9)
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